Exhibit 10.30

TIME-BASED RESTRICTED SHARE UNIT AGREEMENT
PURSUANT TO THE
AMENDED AND RESTATED
TRONOX HOLDINGS PLC
MANAGEMENT EQUITY INCENTIVE PLAN

* * * * *

Participant:

Grant Date: February 4, 2021

Vest Dates:
1.March 5, 2022
2.March 5, 2023
3.March 5, 2024
If any Vest Date is not a trading day on the NYSE, the Vest Date will be the next trading day.

Number of Restricted Share Units granted:

* * * * *

    THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Tronox Holdings plc (the “Company”), and the Participant specified above, pursuant to the Amended and Restated Tronox Holdings plc Management Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

        WHEREAS, it has been determined by the Committee under the Plan that it would be in the best interests of the Company to grant and issue the Restricted Share Units provided herein to the Participant on and subject to the terms and conditions of the Plan and this Agreement (“Time RSUs”).

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt Certain Defined Terms. This Agreement is an Award Agreement for the purpose of the Plan. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. Unless otherwise provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Restricted Share Unit Award. The Company hereby grants to the Participant on or as soon as practicable after the date of execution of this Agreement the number of Time RSUs specified above. The Participant agrees and understands that except as provided by the Plan nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. The Participant also agrees and understands that the Time RSUs are not Shares and do not confer rights on the Participant as a Shareholder.
3.Vesting.
(a)General. Except as otherwise provided in this Section 3, the Time RSUs subject to this Agreement shall vest in three equal annual installments with one installment vesting on each Vest Date, provided that the Participant has at all times during the period commencing on the Grant Date and ending on each such Vest Date, respectively, been employed by the Company or one of its Subsidiaries.
(b)Termination in General. Except as otherwise set forth in Sections 3(c), 3(d), 3(e), 3(f), and 3(g) hereof, all unvested Time RSUs shall immediately be canceled and forfeited upon a Termination for any reason.
(c)Termination for Death or Disability. Upon a Participant’s Termination due to the Participant’s death or Disability, all unvested Time RSUs shall immediately become vested upon the date of such Termination.
(d)Termination for Normal Retirement. Upon a Participant’s Termination due to the Participant’s Normal Retirement prior to the first Vest Date, the number of Time RSUs subject to this Agreement scheduled to vest on the first Vest Date shall immediately become vested upon the date of such Termination and all other unvested Time RSUs subject to this Agreement shall immediately be canceled and forfeited upon Termination. Upon a Participant’s Termination due to the Participant’s Normal Retirement on or after the first Vest Date, all unvested Time RSUs subject to this Agreement shall immediately become vested upon the date of such Termination. For purposes of this Agreement, “Retirement” shall mean a Termination other than a termination for Cause at or after age 65 or such earlier date after age 50 as may be approved by the Committee with regard to such Participant, in its sole discretion, subject to Section 409A of the Code.

(e)Termination without Cause. Upon a Participant’s Termination by the Company without Cause, a pro rata portion of the unvested Time RSUs that would have become vested on the Vest Date following the date of such Termination shall become vested in an amount determined by multiplying the number of Time RSUs that were eligible to become vested on the Vest Date following the date of such Termination by a fraction, the numerator of which is the number of calendar days from the Vest Date immediately preceding the date of Termination to the date of Termination and the denominator of which is the number of calendar days from the Vest Date immediately preceding the date of Termination to the next Vest Date after the date of such Termination. If the Participant’s date of Termination is prior to the first Vest Date, a pro rata portion of the unvested Time RSUs that would have become vested on the first Vest Date shall become vested in an amount determined by multiplying the number of Time RSUs that were eligible to become vested on the first Vest Date by a fraction, the numerator of which is the number of calendar days from the Grant Date to the date of Termination and the denominator of which is the number of calendar days from the Grant Date to the first Vest Date.
(f)Change in Control. Except as otherwise provided in a Participant’s employment agreement, if any, Section 12.1 of the Plan shall govern the treatment of the Time RSUs in connection with a Change in Control.
(g)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion (but subject to applicable law), provide for accelerated vesting of the Time RSUs at any time and for any reason.
4.Delivery of Unrestricted Shares. If and when Time RSUs awarded by this Agreement become vested, the Units shall cease to be liable to be forfeited by the Participant. By no later than ten (10) days following the date on which any Time RSUs awarded hereunder become vested the Company, subject to satisfaction of the tax withholding requirements under Section 10 below, shall (i) deliver to the Participant a certificate or book-entry transfer for a number of unrestricted Shares equal to the total number of Time RSUs that vested on such date and (ii) make a Dividend Equivalent Payment to the Participant with respect to such Time RSUs as provided in Section 7.5.5(b) of the Plan.
5.Dividends and Other Distributions; Voting Rights.
(a)Section 7.5.5(b) of the Plan shall apply with respect to the Time RSUs.
(b)Participants have no voting rights during period of restrictions for Time RSUs.
(c)Section 7.5.6 of the Plan shall apply with respect to the Time RSUs (unless the Committee determines otherwise in any particular case pursuant to Section 4.3 of the Plan).
6.No transferability. No Time RSUs granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

7.Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
8.Acknowledgment of Participant. This award of Time RSUs does not entitle Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.
9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.
10.Withholding of Tax. As a condition to the distribution of Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), the amount that is sufficient to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) in any and all jurisdictions which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Time RSUs. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Shares (except as required by applicable law). The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy his or her tax obligations, in whole or in part by one or more of the following (without limitation): (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld or (c) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld.
11.Acceptance. The Participant shall forfeit the Time RSUs if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide). The Participant consents to receive such documents by electronic delivery through an on-line or electronic system established and maintained by the Company or another third party designated by the

Company, including the acceptance of the Award and the execution of this Agreement through electronic signature, and participant agrees to be bound by such electronic acceptance and such electronic signature.
12.Securities Representations. The Time RSUs are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 12.
(b)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Time RSUs must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Time RSUs and the Company is under no obligation to register the Time RSUs (or to file a “re-offer prospectus”).
(c)If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the vested Time RSUs hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
13.No Right to Employment. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without cause.
14.Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)If such notice is to the Company, to the attention of the General Counsel of the Company or Secretary of the Company at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

15.Compliance with Laws. The issuance of the Time RSUs pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, the Corporations Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Time RSUs or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.
16.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
17.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
19.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
20.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
21.     Disclosure and Use of Information. This Section 21 shall apply if you reside outside of the United States and its territories and only to the extent required by applicable law.  You hereby acknowledge that the Company holds and processes information relating to your employment, including the nature and amount of your compensation, information relating to grants made by the Company to you under this Plan or other share incentive plans, your bank details, social security or national identity number, and other personal details (“Personal Data”).  You further acknowledge that the Company is part of a group of companies operating internationally, and that, in connection with the Plan or other share incentive plans, it may be necessary for the Company to make Personal Data available to its subsidiaries and affiliates, to third-party advisors and administrators of any share incentive plans or arrangements, to service providers and other third parties in the ordinary course of business, and to regulatory authorities and tribunals (the “Third Parties”); and that these Third Parties may be located in countries other than your country of residence (the “Third Countries”), including the United States and other countries outside the European Economic Area.  You acknowledge that the laws of these Third Counties may not provide for the level of data protection equivalent to that provided for in your country of residence.  Any Personal Data made available by the Company as described above in relation to the Plan or any share incentive plan will be for the purpose of administration and management of the Plan or any other share incentive plan of the Company, on behalf of the Company, or as otherwise permitted or required by law.  You hereby authorize the Company to hold and process the Personal Data for these purposes, and to transfer to the Third Parties and Third Countries any Personal Data to the extent necessary or appropriate to facilitate the administration of the Plan or any other share incentive plan.  You authorize the Company to store and transmit Personal Data in electronic form.  You confirm that, to the extent such rights exist under applicable law, the Company has notified you of your rights of entitlement to reasonable access to the Personal Data and your rights to rectify any inaccuracies in that data.  Any inquiries may be directed to the Company’s General Counsel and Corporate Secretary.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRONOX HOLDINGS PLC

By:

Name: Jeffrey Neuman

Title: SVP, General Counsel & Secretary

PARTICIPANT

Name: